UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2010 (June 25, 2010)
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	001-15875 (Commission File Number)	54-1684963 (I.R.S. Employer Identification No.)

501 Fifth Street	37620
Bristol, Tennessee	(Zip Code)
(Address of principal
executive offices)
(423) 989-8000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 25, 2010, King Pharmaceuticals, Inc. (“King”) and Pain Therapeutics, Inc. (“PTI”) executed a letter agreement amending the Collaboration Agreement between the parties, dated November 9, 2005, and the License Agreement between the parties, dated December 29, 2005, relative to REMOXY® and other opioid products. The amendments related to REMOXY® provide for a one-time $5 million payment from King to PTI in July 2010. PTI will receive a reduced, flat royalty of 10% on all Net Sales (as defined in the original License Agreement) outside of the United States, with the exception of Australia and New Zealand, where PTI has commercialization rights. The original agreement called for a royalty rate of 15% of Net Sales, with a provision to increase the rate to 20% upon the attainment of a Net Sales benchmark. PTI also granted King additional development rights related to certain opioid products addressed in the previous agreements and agreed to the payment by PTI of certain research and development expenses related thereto.
     The royalty rate in the United States and the amounts and conditions of potential milestone payments from King to PTI were not altered by the amendments.
     King issued a press release related to the amendments on June 29, 2010, which is attached hereto as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 29, 2010, King’s Board of Directors met and approved an amendment to Article II, Section 1 of King’s Second Amended and Restated Bylaws (“Bylaws”). That section has been amended and restated to reflect that the election of directors shall occur as specified in King’s charter, which was amended as a result of a shareholder vote at King’s 2010 annual meeting approving a majority voting standard in uncontested elections of directors. The text of the Bylaws amendment follows:
Section 1. Qualification and Election. Directors need not be shareholders or residents of this State. Each director shall be elected as provided for in the Charter of the Corporation, as amended from time to time, or, if not so specified, as allowed by applicable laws of Tennessee. Each director shall hold office until the expiration of the term for which the director is elected, and thereafter until a successor has been elected and qualified.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press Release of King Pharmaceuticals, Inc., dated June 29, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Brian A. Markison
	Name:	Brian A. Markison
	Title:	President and Chief Executive Officer

Dated: July 1, 2010